UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2009

RIVIERA HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-21430	88-0296885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Las Vegas Boulevard Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 794-9237

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 26, 2009 Riviera Holdings Corporation (the “Company”) received a notice of default, (the “Notice”) from Wachovia Bank, National Association ("Wachovia") with respect to that certain Credit Agreement, dated June 8, 2007 (the “Credit Agreement” together with related security agreements and other credit-related agreements, the "Credit Facility"), entered into by the Company; its subsidiaries Riviera Operating Corporation, Riviera Gaming Management of Colorado, Inc. and Riviera Black Hawk, Inc. with Wachovia, as administrative agent and as the sole initial lender (before giving effect to loan participations); Wells Fargo Foothill, Inc., as syndication agent; CIT Lending Services Corporation, as documentation agent; and Wachovia Capital Markets, LLC, as sole lead arranger and sole bookrunner. (Since the closing of the Credit Facility, additional financial institutions have been added as lender participants.)

The Notice alleges that the Company failed to comply with Section 6.14 of the Credit Agreement by failing to provide a Deposit Account Control Agreement (a “DACA”) from each of the Company’s depository banks per a request made by Wachovia to the Company on October 14, 2008 (the “Default”).  Section 6.14 of the Credit Agreement provides, in relevant part, that each of the Credit Parties (which includes the Company and is further defined in the Credit Agreement) “agrees to enter into Deposit Account Control Agreement, from time to time, to the extent reasonably requested by [Wachovia] or the Required Lenders.”  The Notice further provides that as a result of the Default, the Company will no longer have the option to request LIBOR Rate loans.

This asserted Default is technical, not financial, as the Company is current with its interest and payment obligations associated with the Credit Agreement.  On October 14, 2008, approximately 16 months following the closing of the Credit Agreement, Wachovia requested that the Company execute a DACA in a form that the Company ultimately determined to contain unreasonable terms and conditions.  After reviewing the proposed DACA, the Company and its advisors determined that the DACA was not reasonable in that it would enable Wachovia to access all of the Company’s operating cash and order it to be transferred to a bank account specified by Wachovia.

The Credit Facility consists of a $225 million seven-year term loan ("Term Loan"), and a $20 million five-year revolving credit facility ("Revolving Credit Facility") under which the Company can obtain extensions of credit in the form of cash loans or standby letters of credit.  At the time of the Notice, the outstanding balance on the Term Loan was $225.0 million and the outstanding balance on the Revolving Credit Facility was $2.5 million.  As a result of losing the availability of LIBOR Rate loans under the Credit Facility, the current interest rate on the Term Loan will increase from approximately 7.5% to 8.5% and the interest rate for the Revolving Credit Facility will remain the same.

On March 4, 2009, the Company issued a press release (the “Release”) regarding the Notice.   A copy of the Release is furnished as Exhibit 99.1 of this report.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibits

99.1	Press Release issued by Riviera Holdings Corporation on March 4, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2009	RIVIERA HOLDINGS CORPORATION

	By:	/s/ Phillip B. Simons
Phillip B. Simons
Treasurer and Chief Financial Officer